UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	September 15, 2015

               OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

           (920) 235-9151

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On September 15, 2015, the Board of Directors of Oshkosh Corporation (the “Company”) increased the size of the Board from 12 to 13 members and elected Keith J. Allman as a director to fill the vacancy resulting from that increase.  The initial term as director for Mr. Allman will expire at the Company’s 2016 annual meeting of shareholders. The Board has determined that Mr. Allman is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. As of the time of the election of Mr. Allman, the Board includes 12 independent directors.  At the time of his election, the Board appointed Mr. Allman to the Board’s Audit Committee, which is the only committee of the Board to which he has been appointed to date.

On September 15, 2015, in connection with his election to the Board, the Company awarded Mr. Allman 1,375 shares of the Company’s common stock, which represents a prorated amount of the value of the Company’s latest annual stock award to non-employee directors.  The stock award was made under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, as amended and restated.  In addition, Mr. Allman became entitled to receive the annual retainer paid to non-employee directors of the Company.

Mr. Allman currently serves as President and Chief Executive Officer of Masco Corporation, a global leader in the design, manufacture and distribution of branded home improvement building products, a position he has held since February 2014.  From 2011 to February 2014, he served as Masco Corporation’s group president for its Plumbing & North American Cabinetry businesses.  From 2007 to 2011, he served as President of Masco Corporation’s Delta Faucet Company.  From 2004 to 2007, he served as the Executive Vice President, Operations for Masco Corporation’s Builder Cabinet Group.  Mr. Allman joined Masco Corporation in 1998 as Vice President of Manufacturing for Merillat Industries, one of Masco Corporation’s cabinetry businesses, and was promoted in 2000 to its Vice President, Operations and in 2003 to its Executive Vice President.

There are no arrangements between Mr. Allman and any other person pursuant to which Mr. Allman was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Mr. Allman has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: September 17, 2015	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary